Exhibit 23.2

Consent of Independent Accountants

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No 333-7590) of Royal Dutch Petroleum Company and The “Shell” Transport and Trading Company, Public Limited Company of our report dated March 14, 2002, relating to the Financial Statements of The “Shell” Transport and Trading Company, Public Limited Company which is included in this 2001 Annual Report on Form 20-F.

/s/ PRICEWATERHOUSECOOPERS, LONDON PricewaterhouseCoopers, London

April 8, 2002

E4      Exhibits